UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 31, 2008
ProCentury Corporation
(Exact name of registrant as specified in its charter)

Ohio	000-50641	31-1718622

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

465 Cleveland Avenue, Westerville, Ohio	43082

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 614-895-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On July 31, 2008, ProCentury Corporation (the “Company”) entered into amended and restated employment agreements with Messrs. Feighan and Timm and Ms. West (i) to implement changes required to comply with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder and (ii) to provide for a gross-up payment to offset any excise tax payable under Section 280G of the Internal Revenue Code, as amended, (the “Code”), as a result of receiving a severance payment in the event of a “change in control,” as defined in the agreement.
     On July 31, 2008, the Company and Mr. Flood entered into an amended and restated employment agreement, which (i) incorporated amendments agreed to in connection with the Company’s execution of the Agreement and Plan of Merger dated as of February 20, 2008, as amended, (the “Merger Agreement”) with Meadowbrook Insurance Group, Inc. that changed the circumstances under which Mr. Flood will be considered to have resigned for good reason following a “change in control,” as defined in the agreement, and increased his minimum base salary to his current annual salary of $284,740, and (ii) provided for a gross-up payment to offset any excise tax payable under Section 280G of the Code as a result of receiving a severance payment in the event of a change in control.
     In addition, on July 31, 2008, the Company entered into an amended and restated employment agreement with Mr. Ewald, which also incorporated amendments agreed to in connection with the execution of the Merger Agreement. Under this amended and restated employment agreement, if at any time or within twelve months following a “change in control,” as defined in the agreement, the Company discharges Mr. Ewald other than for cause or if Mr. Ewald resigns for good reason, then he will be entitled to receive: (i) any earned but unpaid base salary through the date of termination; (ii) any award under the Company’s annual incentive plan that was awarded for a performance period ending prior to the effective date of termination; (iii) an amount equal to his then current base salary at the date of termination; (iv) the product of one times the maximum bonus that he could have been awarded under the Company’s annual incentive plan for the year in which the termination occurs; (v) continued benefits for twelve months following the date of termination; and (vi) a gross-up payment to offset any excise tax payable under Section 280G of the Code as a result of a severance payment. Mr. Ewald’s employment agreement was also amended to implement changes required to comply with Section 409A of the Code and the regulations promulgated thereunder.
     The description of the amended and restated employment agreements with Messrs. Feighan, Timm, Flood and Ewald and Ms. West contained in this Item 1.01 is qualified in its entirety by reference to the full text of such amended and restated employment agreements, copies of which are filed as Exhibits 10.1 through 10.5 to this Form 8-K and are incorporated into this Item 1.01 by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Amended and Restated Executive Employment Agreement, dated as of July 31, 2008 by and between the Company and Edward F. Feighan.

10.2	Amended and Restated Executive Employment Agreement, dated as of July 31, 2008 by and between the Company and Christopher J. Timm.

10.3	Amended and Restated Executive Employment Agreement, dated as of July 31, 2008 by and between the Company and Erin E. West.

10.4	Amended and Restated Executive Employment Agreement, dated as of July 31, 2008 by and between the Company and James P. Flood.

10.5	Amended and Restated Employment Agreement, dated as of July 31, 2008 by and between the Company and Greg D. Ewald.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCENTURY CORPORATION
(Registrant)
Date: July 31, 2008	By:	/s/ Erin E. West
Erin E. West
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement, dated as of July 31, 2008 by and between the Company and Edward F. Feighan.

10.2	Amended and Restated Executive Employment Agreement, dated as of July 31, 2008 by and between the Company and Christopher J. Timm.

10.3	Amended and Restated Executive Employment Agreement, dated as of July 31, 2008 by and between the Company and Erin E. West.

10.4	Amended and Restated Executive Employment Agreement, dated as of July 31, 2008 by and between the Company and James P. Flood.

10.5	Amended and Restated Employment Agreement, dated as of July 31, 2008 by and between the Company and Greg D. Ewald.

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